Exhibit 23.2


                                                                MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS




                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Maverick Oil and Gas, Inc. (formerly Waterloo Ventures Inc.) on Pre-Effective Amendment No. 2 to Form SB-2 of our Report, dated October 29, 2003, on the balance sheet of Maverick Oil and Gas, Inc. (formerly Waterloo Ventures Inc.) as at August 31, 2003, and the related statements of operations, cash flows and stockholders' equity for the year ended August 31, 2003 and for the cumulative period from June 18, 2002 (date of inception) to August 31, 2003.




Vancouver, Canada                                        "Morgan & Company"

July 22, 2005                                           Chartered Accountants







Tel: (604) 687-5841           [ACPA LOGO]          P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                           Suite 1488-700 West Georgia Street
www.morgan-cas.com                                       Vancouver, B.C. V7Y 1A1